UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2006

Federal Services Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Third Avenue, 33rd Floor New York, New York		10022-4775
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 403-9765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Amendment No. 2 to the Proxy Statement related to the acquisition contemplated by the Stock Purchase Agreement (the “Agreement”), dated as of April 19, 2006, by and among Federal Services Acquisition Corporation, a Delaware corporation (the “Company”), Advanced Technology Systems, Inc., a Virginia corporation (“ATS”), and shareholders of ATS, the Company determined that it needed to reclassify certain amounts in its financial statements to report the warrants issued as part of the units in the Company’s initial public offering as a liability as explained more fully below and in the revised financial statements to be filed. The issue arose as a result of a comment regarding Emerging Issues Task Force (“EITF”) No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”) received from the Securities and Exchange Commission in connection with the preparation of the Proxy Statement.

The warrant agreement provides for the Company to register the shares underlying the warrants and is silent as to if a penalty is to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise. Furthermore, the warrant agreement does not specify that under no circumstances can the Company be obligated to net cash settlement. As a result, for accounting purposes the Company is now assuming that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further, EITF No. 00-19 requires the Company to record the potential settlement obligation at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through its statement of operations. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, or the Company is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The Company had previously issued financial statements which did not present the warrant liability. Accordingly, on September 27, 2006, the Company has determined the financial statements contained within the Company’s Form 8-K for the period ended October 25, 2005, Form 10-K for the fiscal period ended December 31, 2005, Form 10-Q for the period ended March 31, 2006 and Form 10-Q for the period ended June 30, 2006 should no longer be relied upon.

After discussions with management and members of the Board of Directors of the Company, the Company determined to restate its financial statements for such periods. The restated consolidated financial statements will be included in the Company’s Form 8-K/A for the period ended October 25, 2005, Form 10-K/A for the period ended December 31, 2005, Form 10-Q/A for the period ended March 31, 2006 and Form 10-Q/A for the period ended June 30, 2006.

Company management has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Eisner LLP.

Attached hereto as Exhibit 99.1, is a letter from the Company’s independent registered public accounting firm, Eisner, LLP, in accordance with the requirements of Item 4.02(c) of Form 8-K.

Item 9.01               Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(d)                                 Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit

99.1	Letter from Eisner, LLP, dated September 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Services Acquisition Corporation
(Registrant)

Date: September 28, 2006	/s/ Joel R. Jacks
Joel R. Jacks
Chairman of the Board and
Chief Executive Officer